Exhibit 10.2

LEASE AMENDMENT FOR PARTIAL SURRENDER & TERMINATION AGREEMENT

THIS AMENDMENT TO LEASE (the “Agreement”), made as of June 16, 2016, by and between 55 WASHINGTON STREET LLC, a limited liability company, having an office at c/o Two Trees Management Co., Inc., 45 Main Street, Suite 602, Brooklyn, New York 11201, (the “Landlord”), and ETSY INC., a Delaware corporation, qualified to do business in the State of New York, having an office at 55 Washington Street, Suite 512, Brooklyn, New York 11201 (the “Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into that certain lease dated as of April 14, 2009 (the “Lease,” including all subsequent amendments and modifications) covering various premises (the “demised premises”) in the building (the “Building”) known as 55 Washington Street, Brooklyn, New York; and

WHEREAS,     the term of the Lease by its terms shall expire on July 31, 2016; and

WHEREAS,    Landlord and Tenant desire to amend the Lease to provide for the early surrender and termination of Tenant’s leasehold interested in Suite 400, as illustrated on the attached Exhibit A-1, and Suite 606, as illustrated on the attached Exhibit A-2, (collectively, the “Surrendered Premises”) subject to the terms, provisions and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

FIRST:     Unless the context otherwise clearly indicates a contrary intent or unless specifically otherwise provided herein, each term used in this Agreement shall have the same meaning ascribed to such term in the Lease.

SECOND:     Subject to the terms and conditions of this Agreement, Tenant hereby surrenders to Landlord the following two discrete portions of the demised premises upon the following dates: Suite 400 upon the date hereof (the “Suite 400 Termination Date”) and Suite 606 upon July 1, 2016 (the “Suite 606 Termination Date”) (collectively, the “Partial Termination Dates”). Pursuant further to the terms and conditions of this Agreement, Tenant’s leasehold interests and obligations for Suite 400 and Suite 606 under the Lease shall be terminated upon such applicable dates, to the intent and purpose that the estate of Tenant in and to the Surrendered Premises shall be extinguished and that the Term of the Lease as it pertains to the Surrendered Premises shall expire on each of the applicable Partial Termination Dates, in the same manner and with the same effect as if such date were the date set forth in the Lease for the expiration of the term thereof.

THIRD: Furthermore, the “Partial Surrender Dates” shall mean the later to occur of i) the Partial Termination Dates or ii) the dates upon which Tenant eventually surrenders possession of the Surrendered Premises to Landlord in vacant, broom clean, in good order and condition, free of

Landlord     D.W.

Tenant     B.C.

Exhibit 10.2

Tenant’s furniture, furnishings, movable trade fixtures and equipment, partitions and all other personal property and otherwise in its “as is” condition, except for those items that Landlord and Tenant have agreed previously to allow Tenant to retain within the Surrendered Premises or with respect to the Staircase Removal and Bulb Removal, to continue to demolish (as applicable) and remove after the Partial Surrender Dates. On the Partial Surrender Dates, Tenant hereby surrenders to Landlord, all property fixtures and equipment necessary or appurtenant to the operation of the Surrendered Premises and/or the Building (including, but not limited to, heating, air-conditioning, electrical and plumbing systems). Landlord has inspected the Surrendered Premises and except as otherwise expressly set forth above, agrees to accept same in its “as is” condition. Hereinafter, the Partial Surrender Date for Suite 606 shall be referred to as the “Suite 606 Surrender Date” and the Partial Surrender Date for Suite 400 shall be the Suite 400 Surrender Date.

Suite 400 Staircase Removal: Notwithstanding anything to the contrary in the Lease or this Agreement, Landlord and Tenant agree that Tenant may (i) continue to work on the demolition and removal of the staircase connecting the 4th and 5th floors of the located on the Front Street side of the Building (the “Staircase Removal”), beyond the Suite 400 Surrender Date, and (ii) arrange for, and the performance of, the removal of the leased light bulbs and related fixtures (the “Bulb Removal”) by Wavelength, the third party vendor thereof, beyond the Partial Surrender Dates. For so long a time as Tenant continues work on the Staircase Removal and Bulb Removal, Tenant’s possession and use of Suite 400 shall be pursuant to the terms and conditions of the Lease. Furthermore, Tenant shall use commercially reasonable efforts to i) complete the Staircase Removal and Bulb Removal by no later than August 15, 2016 (as such date shall be extended on a day-for-day basis for force majeure and delays (other than minors delays resulting from mutual cooperation between Tenant and Landlord Parties as required in this Agreement) in the completion thereof caused by Landlord and/or Landlord Parties (as hereinafter defined), the “Outside Date”) and to ii) mutually cooperate with Landlord, Landlord’s agents and contractors, and the future tenant of Suite 400, and their agents and contractors (collectively, “Landlord Parties”), while such parties complete their construction activities within Suite 400 alongside Tenant. In the event that: i) the Staircase Removal is delayed beyond the Outside Date; and ii) such delay materially delays the future end-user tenant of Suite 400 in their ability to complete their fit-out work in Suite 400, then Tenant agrees to pay Landlord a day-for-day liquidated damages fee of Tenant’s annual base rent for Suite 400 effective as of the date of this Agreement, pro-rated on a daily basis, which pro-rata amount shall be based on the rents prescribed in Section FIFTH of this Agreement as pertaining to Suite 400. For purposes hereof, the Staircase Removal shall be deemed to have been completed when all of same have been completed except for minor details or adjustments and despite the fact that final sign-off by Department of Buildings of the City of New York may not have yet been obtained, (unless the delay in the final sign-off, despite diligent efforts and cooperation by Landlord and Tenant to obtain it, directly prevents Landlord Parties from finalizing their future work).

Additionally, Landlord shall cooperate with Tenant for Tenant to access utilities provided in the Building for Suite 400 after the Suite 400 Surrender Date, as may be necessary for Tenant to complete the Staircase Removal and Bulb Removal, which utility use shall be pursuant to the terms and conditions of the Lease, except that Tenant’s obligation to pay for such utilities shall only apply if such costs exceed $1,000.

Landlord     D.W.

Tenant     B.C.

Exhibit 10.2

Furthermore, Landlord agrees not to impose any holdover rents for Tenant in the event that the Staircase Removal requires Tenant to partially continue working on the Staircase Removal on a portion of the fifth floor of the Building (the “Fifth Floor”) beyond July 31, 2016, however Tenant shall: i) use commercially reasonable efforts to minimize its presence on the 5th floor to the greatest extent possible during such period, ii) agree to mutual cooperation for all construction activities being performed by Landlord’s Parties and any future tenants of the Building occupying the Fifth Floor after July 31, 2016, and iii) in the event the Staircase Removal is delayed beyond the Outside Date, and such delay materially delays the future end-users of the Fifth Floor in their ability to complete their fit-out work, then Tenant agrees to pay Landlord a day-for-day liquidated damages fee of Tenant’s annual base rent for such portion of the Fifth Floor.

FOURTH:

A)    Landlord shall accept Tenant’s surrender of the Surrendered Premises as of the applicable Partial Surrender Dates, and Tenant shall be released from all obligations under the Lease, except that nothing herein contained shall be deemed to constitute a release or discharge of Tenant with respect to (a) any uncured defaults under the Lease and this Agreement by Tenant which exist on the date of such release, (b) all third party claims in tort relating to matters arising during the Term of the Lease, (c) any rent accrued prior to the Partial Surrender Dates but not billed until after the Partial Surrender Dates, (d) the terms of this Agreement (including utility and delay costs prescribed in Section THIRD), and (d) those terms expressly stated to survive the sooner termination or expiration of the Lease specifically including Tenant’s obligation to perform the Staircase Removal and the Bulb Removal pursuant to Section THIRD above (collectively, the “Survival Obligations”); it being understood and agreed that notwithstanding anything to the contrary contained in the Lease, other than the Staircase Removal and Bulb Removal, Tenant shall have no obligation to remove and/or restore any alterations or improvements in the demised premises.

B)    If the Partial Surrender Dates occurs after the Partial Termination Dates then Tenant shall not be released from its obligations under the Lease until the eventual Partial Surrender Dates (the “Release Date”). Except for the Survival Obligations, Tenant shall be discharged and released from all further obligations under the Lease pertaining to Suite 400 and Suite 606 from and after the Release Date.

C)    Notwithstanding anything to the contrary, Landlord hereby grants Tenant the right to self-certify all restoration obligations required under this Agreement and the Lease, and Landlord shall review and provide any required comments or modifications to any of Tenant’s restoration plans within two (2) business days of their submission.

FIFTH:     Annual Base Rent Adjustments:

Commencing on the day of the Suite 400 Surrender Date, Tenant’s annual base rent obligation (as escalated) under the Lease shall be reduced by a monthly amount of $86,324 (pro-rated on a daily basis for a surrender not occurring on the 1st of the month)

Landlord     D.W.

Tenant     B.C.

Exhibit 10.2

Commencing on the day of the Suite 606 Surrender Date, Tenant’s annual base rent obligation (as escalated) under the Lease shall be reduced by a monthly amount of $24,335 (pro-rated on a daily basis for a surrender not occurring on the 1st of the month)

SIXTH:     As a material condition for Landlord terminating the Lease in accordance with the provisions of this agreement, Tenant hereby expressly agrees that Tenant shall provide Two Trees Management Co. LLC’s employees and their invitees with access to the Surrendered Premises on not less than one (1) business day prior notice (which notice may be verbal or written or by e-mail to dconlon@twotreesny.com and mjackson@twotreesny.com and may be given by employees of Two Trees Management Co. LLC) for the purpose of showing the Surrendered Premises to prospective tenants and/or their brokers or coordinating construction activities within the Surrendered Space with the eventual end-user tenants of the Surrendered Premises.

SEVENTH: Tenant expressly acknowledges and agrees that, except for Tenant’s performance of the Staircase Removal and Bulb Removal pursuant to this Agreement, it shall have no right to possess the Surrendered Premises after the Partial Termination Dates and that on the calendar day following the Partial Termination Dates Landlord has the right, but not the obligation, to immediately remove and dispossess Tenant and Tenant’s property from the Surrendered Premises at Tenant’s cost and expense, or as otherwise specified in the Lease.

EIGHTH:     reserved.

NINTH:     Except as modified by this Agreement, the Lease and all covenants, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed. This Agreement may not be changed, modified or cancelled orally and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

TENTH: The persons executing this Agreement on behalf of Landlord and Tenant represent and warrant that they do so with full authority to bind the parties hereto to the terms, conditions and provisions hereinabove set forth.

ELEVENTH: This Agreement may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart, each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same agreement but this Agreement shall not be effective unless and until all parties receive counterparts executed in the aggregate by all parties.

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Landlord     D.W.

Tenant     B.C.

Exhibit 10.2

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date and year written above.

55 WASHINGTON STREET, LLC

By: __/s/David Walentas______________
David Walentas

ETSY, INC.

By:__/s/ Brian Christman_______________
Name:_Brian Christman___________
Title:_SVP, People & Workplace_______

Landlord     D.W.

Tenant     B.C.

Exhibit 10.2

Exhibit A-1 – Suite 400 Site Plan

[note – all dimensions are approximate]

55 Washington Street, 4th Floor

INDICATES DEMISED PREMISES

Landlord     D.W.

Tenant     B.C.

Exhibit 10.2

Exhibit A-2 – Suite 606 Site Plan

[note – all dimensions are approximate]

55 WASHINGTON STREET, 6TH FLOOR

Suite 606

Indicates Demised Premises

Landlord     D.W.

Tenant     B.C.